Exhibit 99.1

Essex Announces First Quarter 2015 Results

Core FFO per Diluted Share Grows 13.6% in the First Quarter

Palo Alto, California—May 6, 2015—Essex Property Trust, Inc. (NYSE:ESS) announced today its first quarter 2015 earnings results and related business activities.

Funds from Operations (“FFO”) and Net Income per diluted share for the quarter ended March 31, 2015 are detailed below. FFO and Net Income for the quarter ended March 31, 2015 include $2.4 million in merger and integration related expenses compared to $16.1 million of expenses in the prior year period. Core FFO excludes merger and integration expenses, acquisition costs and non-routine items.

	Three Months Ended
	March 31,		%
	2015	2014	Change
Per Diluted Share
Total FFO	$2.27	$1.68	35.0%
Core FFO	$2.29	$2.02	13.6%
Earnings per Share	$0.92	$0.58	58.6%

First Quarter Highlights:

•	Grew Core FFO per diluted share by 13.6% compared to Q1 2014, which exceeded the high end of the Company’s initial guidance range, primarily due to strong same-property operating results.

•	Achieved same-property gross revenues and net operating income (“NOI”) growth of 7.7% and 10.7%, respectively, compared to Q1 2014.

•	Realized a sequential increase in same-property revenue growth of 1.6%.

•	Acquired three communities for a total contract price of $300.1 million, including the buyout of our joint venture partner’s interest in two communities.

•	Formed a joint venture which acquired a fully entitled land parcel located in downtown San Francisco for a total contract price of $43.6 million. Construction of the apartment community totaling 545 homes is expected to begin in the second half of 2015.

•	Purchased a fully entitled land parcel located in San Mateo for a total contract price of $67.0 million. Construction of the apartment community totaling 599 homes is expected to begin in the second half of 2015.
•	Increased the dividend by 10.8% to an annual rate of $5.76 per share.
•	Raised the midpoint of guidance for same-property revenue growth for the full year by 50 basis points to 7.25% and NOI growth by 88 basis points to 9.4%.
•	Provided Core FFO guidance range for the second quarter of 2015 of $2.27 to $2.35 per diluted share, which incorporates recent financing and investment transactions.
•	Revised the full-year Core FFO guidance range per diluted share to $9.36 to $9.60, raising the midpoint by $0.08 per share.

“Housing demand has exceeded our expectations so far in 2015, resulting in exceptional same-property revenue growth of 7.7% relative to the first quarter of 2014.  This is the eighth consecutive quarter where same-property revenue growth has exceeded 6%. Strong revenue growth contributed to 13.6% Core FFO per share growth, exceeding the high-end of our guidance range.  Our core markets in coastal California and Seattle are among the top job-growth markets in the nation, producing healthy housing demand relative to a limited supply of new apartments.  These fundamentals should position us well as we enter the peak leasing season,” commented Michael Schall, President and Chief Executive Officer of the Company.

925 East Meadow Drive Palo Alto California 94303 telephone 650 494 3700 facsimile 650 494 8743
www.essex.com

Same-Property Operations

Essex same-property operating results exclude properties that are not comparable for the periods presented, including all properties acquired in the merger with BRE. The table below illustrates the percentage change in same-property gross revenues for the quarter ended March 31, 2015 compared to the quarter ended March 31, 2014, and the sequential percentage change for the quarter ended March 31, 2015 versus the quarter ended December 31, 2014 by submarket for the Company:

	Q1 2015 vs. Q1 2014	Q1 2015 vs. Q4 2014	% of Total
	Gross Revenues	Gross Revenues	Q1 2015 Revenues
Southern California
Los Angeles County	5.2%	0.7%	16.5%
Ventura County	5.1%	1.6%	8.6%
Orange County	7.6%	2.4%	11.1%
San Diego County	6.7%	1.4%	5.5%
Other Southern California	7.0%	-0.3%	1.7%
Total Southern California	6.1%	1.4%	43.4%
Northern California
Santa Clara County	10.4%	2.7%	18.7%
Contra Costa County	9.1%	1.8%	6.3%
Alameda County	10.3%	1.7%	5.9%
Other Northern California	8.5%	0.9%	6.9%
Total Northern California	9.8%	2.0%	37.8%
Seattle Metro	7.2%	1.4%	18.8%
Same-Property Portfolio	7.7%	1.6%	100.0%

	Year Over Year Growth
	Q1 2015 compared to Q1 2014
	Gross Revenues	Operating Expenses	NOI
Southern California	6.1%	-0.1%	9.0%
Northern California	9.8%	3.0%	12.6%
Seattle Metro	7.2%	-0.3%	10.9%
Same-Property Portfolio	7.7%	0.9%	10.7%

	Sequential Growth
	Q1 2015 compared to Q4 2014
	Gross Revenues	Operating Expenses	NOI
Southern California	1.4%	-2.1%	2.9%
Northern California	2.0%	0.4%	2.7%
Seattle Metro	1.4%	-6.6%	5.5%
Same-Property Portfolio	1.6%	-2.2%	3.3%

	Financial Occupancies
	Quarter Ended
	3/31/2015	12/31/2014	3/31/2014
Southern California	96.4%	96.4%	96.4%
Northern California	96.2%	96.2%	96.5%
Seattle Metro	96.2%	95.8%	96.5%
Same-Property Portfolio	96.3%	96.2%	96.5%

Legacy BRE Same-Property Revenue

The table below represents the first quarter 2015 results for the legacy BRE portfolio acquired in the merger with BRE, excluding the 17 properties contributed to joint ventures, compared on a pro forma same-property basis to the results for the first quarter 2014 while owned by BRE. Certain re-classifications were made to make the results comparable. These properties will be included in the same-property results starting in the second quarter of 2015.

	Q1 2015 vs. Q1 2014	% of Total
	Gross Revenues	Q1 2015 Revenues
Southern California	4.9%	50.9%
Northern California	9.7%	32.5%
Seattle Metro	6.9%	16.6%
Same-Property Portfolio	6.8%	100.0%

Investment Activity

In February, the Company acquired 8th and Hope located in downtown Los Angeles, CA for a contract price of $200.0 million. Please see the press release dated February 27, 2015 for additional details about the transaction.

In March, the Company purchased the joint venture partner’s 50% interest in The Huxley and The Dylan, for a total contract price of $100.1 million. The two properties have a total of 371 apartment homes located in West Hollywood, CA. The properties are now consolidated and the Company recorded a $21.4 million gain to remeasure the Company’s investment in the joint venture to fair value. The gain is not included in the calculation of FFO.

Subsequent to quarter end, the Company purchased the joint venture partner’s 49.5% interest in Reveal from Wesco I, LLC, for a contract price of $73.0 million. Reveal has 438 apartment homes located in Woodland Hills, CA.  Starting in the second quarter of 2015, the property will be consolidated.

Dispositions

In January, the Company sold Pinnacle South Mountain located in Phoenix, AZ for total proceeds of $63.8 million. Total gain on the sale was $4.7 million, which has been excluded from the calculation of FFO. With the sale of Pinnacle South Mountain, the Company has exited the Phoenix, AZ apartment market.

In March, the Company sold two commercial buildings aggregating 120,000 square feet located in Emeryville, CA for $13.0 million. The sites were acquired in the merger with BRE and held for future development. Total gain on the sale was $2.4 million, which has been excluded from the calculation of FFO.

Development Activity

The table below represents the percentage of units leased for each community in lease-up as of May 3, 2015.

Project Name	Location	Total Units	ESS Ownership	% Leased as of 5/3/15
Mosso (Phase I and II)	San Francisco, CA	463	55%	95%
MB 360 Phase I	San Francisco, CA	188	100%	93%
Park 20	San Mateo, CA	197	55%	69%
Emme	Emeryville, CA	190	55%	72%
One South Market	San Jose, CA	312	55%	14%
Total/Average % Leased				69%

In February, the Company formed a joint venture to purchase a land parcel located at the intersection of Folsom and First Streets in downtown San Francisco, CA for a contract price of $43.6 million. The site is located near the Transbay Terminal transportation hub which is expected to open in 2017. The Company plans to develop a forty-two story apartment community comprising 545 homes and 5,900 square feet of ground floor retail space. The Company has an approximate 50% interest in the joint venture. The parcel is fully entitled and construction is expected to commence in October 2015 with a projected opening in the fall of 2018. Please see the press release dated February 10, 2015 for additional details.

In March, the Company purchased a fully entitled 12 acre parcel of land located in San Mateo, CA for a contract price of $67.0 million. The Company plans to develop 599 apartment homes, 25,000 square feet of retail and 10,000 square feet of office space. The transit-oriented site is located adjacent to a Caltrain station providing easy access to high paying jobs in San Francisco or Silicon Valley. The property will contain a rooftop pool, fitness center, cyber café, clubroom and a 1-acre park in the center of the community. Construction of Station Park Green is expected to begin in the fall 2015 and open in the fall of 2017.

Other Investments

In March, the Company received cash of $11.1 million from the redemption of a preferred equity investment related to a property located in Redwood City, CA. The Company recorded $0.5 million of income from prepayment penalties due to the early termination of the investment.

Liquidity and Balance Sheet

Common Stock

During the first quarter, the Company issued 822,071 shares of common stock through our equity distribution program at an average price of $225.51 for net proceeds of $184.2 million. Subsequent to quarter end, the Company has issued 34,125 shares of common stock at an average price of $229.50 for net proceeds of $7.8 million.

Balance Sheet

In March, the Company issued $500 million of 10-year senior unsecured notes at an interest rate per annum of 3.5%. Please see the press release dated March 10, 2015 for additional details about the transaction. As of April 30, 2015, the Company has over $900 million in undrawn capacity on its unsecured credit facilities.

Guidance

The Company has revised its full year Core FFO guidance range from $9.25 to $9.55 to a range of $9.36 to $9.60, raising the midpoint by $0.08. The revised guidance includes an increase to same-property growth rates, which are detailed in the table below, and reflects capital markets and investment transactions through April 2015. For additional details regarding our 2015 assumptions, please see page S-12 of the Supplemental Financial Information. For the second quarter of 2015, the Company has established a guidance range for Core FFO per diluted share of $2.27 to $2.35.

	Same-Property Growth for Full Year 2015 based on 28,596 apartment units		Same-Property Growth for Q2 ’15 - Q4 ’15 based on 43,111 apartment units
	Revised	February 2015	Revised	February 2015
Gross Revenue	6.75% - 7.75%	6.25% - 7.25%	6.25% - 7.25%	6.00% - 7.00%
Operating Expense	2.50% - 3.00%	2.50% - 3.50%	2.50% - 3.50%	2.50% - 3.50%
Net Operating Income	8.50% - 10.25%	7.50% - 9.50%	7.50% - 9.50%	7.00% - 9.00%

Upcoming Events

Essex is scheduled to participate in the NAREIT Institutional Investor Forum in New York, NY, from June 9-11, 2015 and the Company’s President and Chief Executive Officer, Michael J. Schall, will present at the conference on Tuesday, June 9, 2015, at 3:45 p.m. ET.  The presentation will be webcast and can be accessed on the Investors section of the Company’s website at www.essex.com. An archive of the web cast will be available for three months following the event.  A copy of any materials provided by the Company at the conference will also be made available on the Investors section of the Company’s website.

Conference Call with Management

The Company will host an earnings conference call with management to discuss its quarterly results on Thursday, May 7, 2015 at 10 a.m. PT (1 p.m. ET), which will be broadcast live via the Internet at www.essex.com, and accessible via phone by dialing toll-free, (888) 503-8172, or toll/international, (719) 325-2423. No passcode is necessary.

A rebroadcast of the live call will be available online for 90 days and digitally for 7 days. To access the replay online, go to www.essex.com and select the fourth quarter earnings link. To access the replay digitally, dial (877) 870-5176 using the replay pin number 7370659. If you are unable to access the information via the Company’s website, please contact the Investor Relations Department at investors@essex.com or by calling (650) 494-3700.

Corporate Profile

Essex Property Trust, Inc., an S&P 500 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 241 apartment communities with an additional 12 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essex.com.

This press release and accompanying supplemental financial information will be filed electronically on Form 8-K with the Securities and Exchange Commission and can be accessed from the Company’s Web site at www.essex.com. If you are unable to obtain the information via the Web, please contact the Investor Relations Department at (650) 494-3700.

Funds from Operations (“FFO”) Reconciliation

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is generally considered by industry analysts as an appropriate measure of performance of an equity REIT. Generally, FFO adjusts the net income of equity REITs for non-cash charges such as depreciation and amortization of rental properties, impairment charges, gains/losses on sales of real estate and extraordinary items. Management considers FFO and FFO which excludes merger, integration and acquisition costs and items that are not routine or not related to the Company’s core business activities, which is referred to as (“Core FFO”), to be useful financial performance measurements of an equity REIT because, together with net income and cash flows, FFO and Core FFO provide investors with an additional basis to evaluate the operating performance and ability of a REIT to incur and service debt and to fund acquisitions and other capital expenditures and the ability to pay dividends.

FFO does not represent net income or cash flows from operations as defined by U.S. generally accepted accounting principles (“GAAP”) and are not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. FFO does not measure whether cash flow is sufficient to fund all cash needs including principal amortization, capital improvements and distributions to shareholders. FFO also does not represent cash flows generated from operating, investing or financing activities as defined under GAAP. Management has consistently applied the NAREIT definition of FFO to all periods presented. However, there is judgment involved and other REITs’ calculation of FFO may vary from the NAREIT definition for this measure, and thus their disclosures of FFO may not be comparable to the Company’s calculation.

The following table sets forth the Company’s calculation of diluted FFO and Core FFO for the quarters ended March 31, 2015 and 2014:

	Three Month Ended March 31,
Funds from Operations (In thousands)	2015	2014
Net income available to common stockholders	$59,363	$21,912
Adjustments:
Depreciation and amortization	106,907	50,312
Gains not included in FFO	(28,474)	(10,292)
Depreciation add back from unconsolidated co-investments	11,917	4,760
Noncontrolling interest related to Operating Partnership units	2,063	1,417
Depreciation attributable to third party ownership and other	(249)	(329)
Funds from Operations	$151,527	$67,780
Merger and integration expenses	2,388	16,059
Acquisition costs	547	188
Gain on sale of marketable securities and note prepayment	—	(427)
Gain on sale of land	—	(400)
Co-investment promote income	—	(3,848)
Income from early redemption of preferred equity investments	(469)	—
Other non-core adjustments	(1,375)	1,768
Core Funds from Operations	$152,618	$81,120

SAFE HARBOR STATEMENT UNDER THE PRIVATE LITIGATION REFORM ACT OF 1995:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements in the “First Quarter Highlights” and “Guidance” sections of the release regarding 2015 same-property revenue growth, 2015 net operating income growth, core FFO per share for the second quarter of 2015 and for the full year 2015; statements regarding development plans; and statements and estimates set forth under the captions “Development Pipeline—March 31, 2015” and “Redevelopment Pipeline and Capital Expenditures—March 31, 2015” on pages S-9 and S-10 of the Company’s Supplemental Financial Information Package, which accompanies this press release, regarding estimated costs of property development and redevelopment and regarding the anticipated timing of redevelopments and of the construction start, initial occupancy and stabilization of property development and the various financial projections and assumptions, including those regarding 2015 NOI, FFO and Core FFO, set forth in the columns “2015 Guidance Range” on page S-12 of the Company’s Supplemental Financial Information Package and the forecasts, set forth on page S-14 of the Company’s Supplemental Financial Information Package, of residential supply, jobs, and rent growth in various areas. The Company’s actual results may differ materially from those projected in such forward-looking statements. Factors that might cause such a difference include, but are not limited to, changes in market demand for rental units and the impact of competition and competitive pricing, unforeseen consequences from cyber-intrusion, unanticipated difficulties in integrating the businesses of Essex and BRE and realizing anticipated synergies, changes in economic conditions, unexpected delays in the development and stabilization of development projects, unexpected difficulties in leasing of development projects, total costs of development investments exceeding the Company’s projections and other risks detailed in the Company’s filings with the Securities and Exchange Commission (SEC). All forward-looking statements are made as of today, and the Company assumes no obligation to update this information. For more details relating to risk and uncertainties that could cause actual results to differ materially from those anticipated in our forward-looking statements, and risks to our business in general, please refer to our SEC filings, including the Company’s Report on Form 10-K for the year ended December 31, 2014.

Contact Information

Barb Pak

Vice President of Finance & Investor Relations

(650) 494-3700

bpak@essex.com

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